UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2018, Steelcase Inc. (the “Company”) borrowed $75 million under its committed unsecured revolving credit facility as partial funding of the Company’s pending acquisition of Smith System Manufacturing Company. The amount borrowed is subject to an initial rate of interest equal to 3.0685% per annum. The credit facility is governed by the terms of the Second Amended and Restated Credit Agreement, dated as of September 23, 2016 among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association as Co-Syndication Agents; HSBC Bank USA, National Association as Documentation Agent; and certain other lenders, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016. The completion of the Company’s pending acquisition of Smith System Manufacturing Company remains subject to customary closing conditions and regulatory approvals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ David C. Sylvester
David C. Sylvester Senior Vice President, Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 6, 2018